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                                                                      EXHIBIT 11

               UNOCAL CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                               YEAR ENDED DECEMBER 31
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Dollars and shares in thousands, except per share amounts         1996            1995          1994          1993          1992
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
Earnings (loss) from continuing operations
Per Share Assuming No Dilution (a)
Earnings (loss) from continuing operations                      $455,707        $249,319     ($167,374)     $142,106      $191,877
Preferred stock dividend                                         (17,938)        (35,875)      (35,875)      (35,875)      (16,642)
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   Earnings (loss) from continuing operations
      applicable to common stock                                 437,769         213,444      (203,249)      106,231       175,235

Weighted average common stock outstanding                        248,767         246,112       242,640       241,114       238,278
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      Earnings (loss) from continuing
         operations per common share                         $      1.76       $    0.87      $  (0.84)     $   0.44      $   0.73
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Earnings (loss) from discontinued operations
Per Share Assuming No Dilution (a)
Earnings (loss) applicable to common stock                     ($419,236)        $10,525       $14,026       $70,761       $28,136

Weighted average common stock outstanding                        248,767         246,112       242,640       241,114       238,278
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     Earnings (loss) from discontinued
         operations per common share                         $     (1.69)      $    0.04      $   0.06      $   0.29      $   0.12
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            Net earnings (loss) per common share             $      0.07       $    0.91      $  (0.78)     $   0.73      $   0.85
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Earnings (loss) from continuing operations
Per Share Assuming Full Dilution
Earnings (loss) from continuing operations                      $455,707        $249,319     ($167,374)     $142,106      $191,877
Distribution on preferred securities (net of tax)                  7,715              -             -             -             -
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   Earnings (loss) from continuing operations
      applicable to common stock                                 463,422         249,319      (167,374)      142,106       191,877

Weighted average common stock outstanding                        248,767         246,112       242,640       241,114       238,278
Dilutive common stock equivalents                                  2,067           1,511         1,714         1,743         1,561
Conversion of preferred stock (b)                                     -           16,667        16,667        16,667        16,667
Conversion of preferred securities                                12,263              -             -             -             -
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Weighted average common stock and
    stock equivalents outstanding                                263,097         264,290       261,021       259,524       256,506
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      Earnings (loss) from continuing
         operations per common share                         $      1.76       $    0.94      $  (0.64)     $   0.55      $   0.75
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Earnings (loss) from discontinued operations
Per Share Assuming Full Dilution
Earnings (loss) from discontinued operations
      applicable to common stock                               ($419,236)        $10,525       $14,026       $70,761       $28,136

Weighted average common stock outstanding                        248,767         246,112       242,640       241,114       238,278
Dilutive common stock equivalents                                  2,067           1,511         1,714         1,743         1,561
Conversion of preferred stock                                         -           16,667        16,667        16,667        16,667
Conversion of preferred securities (c)                            12,263              -             -             -             -
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Weighted average common stock and
    stock equivalents outstanding                                263,097         264,290       261,021       259,524       256,506
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      Earnings (loss) from discontinued
         operations per common share                         $     (1.59)      $    0.04      $   0.05      $   0.27      $   0.11
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            Net earnings (loss) per common share             $      0.17       $    0.98      $  (0.59)     $   0.82      $   0.86
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(a)  The dilutive effect of common stock equivalents is less than 3 percent.
(b)  The effect of assumed conversion of preferred stock on earnings per common stock is antidilutive.
(c)  The effect of assumed conversion of preferred securities on earnings per common stock is antidilutive.

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